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                           Certificate of Secretary
                           ------------------------

     I, the undersigned, do hereby certify:

          (1) That I am the duly elected and acting Secretary of VICINITY CORPORATION, a Delaware corporation; and

          (2) That the foregoing Restated Certificate of Incorporation constitutes the Restated Certificate of Incorporation of said corporation as of December __, 1999.

     IN WITNESS WHEREOF, I have hereunto subscribed my name this ___ day of December, 1999.



                                             ______________________________
                                             Scott A. Shuda,
                                             Secretary

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